UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 1, 2011

HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On September 1, 2011, HealthSouth Corporation (the “Company”) completed its previously announced redemption of the remaining $164.0 million aggregate principal amount of its outstanding 10.75% Senior Notes due 2016 (the “2016 Notes”) pursuant to the indenture, dated as of June 14, 2006 (the “2016 Indenture”), among the Company, the subsidiary guarantors named therein and the Bank of Nova Scotia Trust Company of New York, as trustee. The total consideration paid in connection with the redemption, $174.5 million, represented 105.375% of the principal amount of the 2016 Notes so redeemed, not including accrued and unpaid interest thereon. Upon the redemption of the outstanding 2016 Notes, the 2016 Indenture, which governed the terms of the 2016 Notes, was satisfied and discharged as of September 1, 2011.

The description of the provisions of the 2016 Indenture is summary in nature and is qualified in its entirety by reference to the provisions of the definitive agreement. A copy of the 2016 Indenture was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 16, 2006.

Item 7.01. Regulation FD Disclosure.

On September 1, 2011, the Company issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing it had completed the previously announced redemption and retirement of all 2016 Notes outstanding.

The Company also announced that effective August 5, 2011 the annual interest rate currently applicable to its revolving credit facility and its $100 million term loan decreased by 0.25% per year. Pursuant to the terms of the Credit Agreement (defined below), the spread above the applicable base rate (currently LIBOR) decreased from 2.50%  to 2.25% as a result of the reduction in the leverage ratio calculated under the terms of the Credit Agreement and based on the most recently filed quarterly financial statements.

The description of the provisions of the second amended and restated credit agreement, dated May 10, 2011 (the “Credit Agreement”), among the Company, Barclays Bank PLC, as administrative agent and collateral agent, Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A., Goldman Sachs Lending Partners LLC, and Morgan Stanley & Co., as co-documentation agents, and various other lenders from time to time is summary in nature and is qualified in its entirety by reference to the full and complete terms of the definitive agreement. A copy of the Credit Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including information contained in any exhibits incorporated by reference herein, is furnished pursuant to and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

 ITEM 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press release of HealthSouth Corporation, dated September 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH Corporation

By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General
Counsel, and Corporate Secretary

Dated: September 1, 2011